UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 5, 2014

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KIPS BAY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35080	20-8947689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3405 Annapolis Lane North, Suite 200 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 235-3540

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on September 5, 2013, Kips Bay Medical, Inc. (the “Company”) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) because the closing bid price per share of the Company’s common stock had been below $1.00 per share for 30 consecutive trading days, and the Company was granted an initial period of 180 calendar days (until March 4, 2014) to regain compliance. On March 5, 2014, the Company received notice from Nasdaq granting the Company an additional 180 days (until September 2, 2014) to regain compliance with the Bid Price Rule. To regain compliance with the Bid Price Rule, the closing bid price of the Company’s common stock must remain at $1.00 per share or more for a minimum of 10 consecutive trading days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2014	KIPS BAY MEDICAL, INC.

	By:	/s/ Scott Kellen
	Name:	Scott Kellen
	Title:	Chief Operating Officer and Chief Financial Officer